Exhibit 8.1

150 Third Avenue South, Suite 2800

Nashville, TN 37201

(615) 742-6200

March 13, 2014

Gladstone Land Corporation

1521 Westbranch Drive, Suite 100

McLean, Virginia 22102

Re: Gladstone Land Corporation

Ladies and Gentlemen:

We have acted as tax counsel to Gladstone Land Corporation, a Maryland corporation (“Gladstone”), and Gladstone Land Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), in connection with Gladstone’s filing of a universal shelf registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”), with respect to the proposed issuance and sale, from time-to-time, of one or more series of the following securities: (a) shares of Gladstone’s common stock (“Common Shares”); (b) shares of Gladstone’s senior common stock; (c) shares of Gladstone’s preferred stock (“Preferred Shares”); (d) debt securities of Gladstone (“Debt Securities”); (e) depositary shares representing fractional interests in Preferred Shares (“Depositary Shares”); and (f) subscription rights to purchase Common Shares, Preferred Shares, Debt Securities or Depositary Shares, all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus that forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus. You have requested our opinion regarding certain U.S. federal income tax matters.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documentation and information provided by Gladstone as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, Gladstone has provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of duly authorized officers of Gladstone (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of Gladstone, the Operating Partnership and the entities in which either holds, or has held, a direct or indirect interest (Gladstone, the Operating Partnership and such entities, collectively, the “Company”).

For purposes of this opinion, we have not independently verified the facts, statements, representations and covenants set forth in the Officers’ Certificate or in any other document. In particular, we note that the Company has engaged in, and may engage in, transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on Gladstone’s representations that the facts, statements, representations and covenants presented in the Officers’ Certificate and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief or intent. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. We are not aware of any facts inconsistent with such facts, statements, representations and covenants. Any material change or inaccuracy in the facts, statements, representations and covenants referred to, set forth, or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion expressed below, we have assumed (a) the genuineness of all signatures on documents that we have examined, (b) the authority and capacity of the individual or individuals executing such documents and (c) that each of the documents (i) has been duly authorized, executed and delivered, (ii) is authentic, if an original, or is accurate, if a copy, and (iii) has not been amended subsequent to our review. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion also is based on the correctness of the following assumptions: (a) the entities comprising the Company have been and will continue to be operated in accordance with the laws of the jurisdictions in which they were formed and in the manner described in the relevant organizational documents, (b) there will be no changes in

Gladstone Land Corporation

the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed and (c) each of the written agreements to which the Company is a party will be implemented, performed, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (the “Regulations”), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof to any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein. In addition, we express no opinion on any issue relating to Gladstone, other than as expressly stated below.

Based on the foregoing and subject to the other qualifications, assumptions, representations and limitations included herein, we are of the opinion that:

1. Gladstone’s organization and current and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT for its taxable year ended December 31, 2013, or, in the event that Gladstone does not elect to be taxed as a REIT for its taxable year ended December 31, 2013, then for its taxable year ending December 31, 2014, and for subsequent taxable years.

2. The statements contained in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” insofar as such statements constitute matters of law, summaries of legal matters, or legal conclusions, fairly present and summarize, in all material respects, the matters referred to therein.

Gladstone’s continued qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels, the diversity of its stock ownership and various other qualification tests imposed under the Code and the Regulations, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of Gladstone’s operations for the current taxable year or any future taxable years will satisfy the requirements for taxation as a REIT under the Code.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue. We will not review on a continuing basis the Company’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officers’ Certificate. Accordingly, no assurance can be given that the actual results of the Company’s operations for the current taxable year or any future taxable years will satisfy the requirements for qualification and taxation as a REIT.

The foregoing opinion is based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The IRS has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification and taxation. No assurance can be given that the law will not change in a way that will prevent Gladstone from qualifying as a REIT.

The foregoing opinion is limited to the U.S. federal income tax matters addressed herein, and no other opinion is rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. This opinion letter speaks only as of the date hereof. We undertake no obligation to update any opinion expressed herein after the date of this letter. This opinion letter has been prepared in

Gladstone Land Corporation

connection with the filing of the Registration Statement and may not be relied upon by any other person or used for any other purpose without our express written consent, provided that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the references to Bass, Berry & Sims PLC under the captions “Material U.S. Federal Income Tax Considerations” and “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder by the SEC.

Sincerely,

/s/ Bass, Berry & Sims PLC